UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 9, 2019

     Annaly Capital Management Inc
(Exact Name of Registrant as Specified in its Charter)

Maryland		1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas
New York,	New York		10036
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NLY	New York Stock Exchange
7.50% Series D Cumulative Redeemable Preferred Stock	NLY.D	New York Stock Exchange
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.F	New York Stock Exchange
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.G	New York Stock Exchange
6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

Executives of Annaly Capital Management, Inc. (the “Company”) may discuss the following information regarding performance and corporate actions, among other topics, at upcoming investor meetings and conferences:

•	On September 9, 2019, the Company’s Board of Directors declared the third quarter 2019 common stock cash dividend of $0.25 per common share.

•	As of September 5, 2019, estimated book value per common share was approximately three percent lower than as compared to book value per common share at the end of the second quarter 2019.

•
Following heightened market volatility and increased stock price pressure, the Company recently initiated repurchases of its common stock under its previously announced $1.5 billion repurchase program.

•	Since the beginning of the second quarter 2019, the Company’s executive officers and directors purchased shares of common stock with an aggregate purchase price of $5.2 million.

This information is being furnished pursuant to Item 7.01, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements
This Current Report on Form 8-K contains statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. Actual outcomes and results could differ materially from those forecast due to the impact of many factors beyond the control of the Company. All forward looking statements included in this Current Report on Form 8-K are made only as of the date of this report and are subject to change without notice. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the Company’s periodic reports filed with the SEC. Copies are available on the SEC’s website at www.sec.gov. The Company disclaims any obligation to update its forward looking statements unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC. (REGISTRANT)

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Chief Financial Officer

Dated: September 9, 2019